Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 10, 2005, accompanying the financial statements for the period ended from the date of inception to June 30, 2005 of Paramount Gold Mining Corp. included in the Registration Statement Form 10-SB. We hereby consent to the use of the aforementioned report in the Registration Statement filed with the Securities and Exchange Commission on October 31, 2005.

"Cinnamon Jang Willoughby & Company"

Chartered Accountants

Burnaby, BC
October 31, 2005